

                                                                                                       Exhibit 11.1

                            SHERIDAN HEALTHCARE, INC.
                Computation of Earnings per Share of Common Stock
                    (in thousands, except per share amounts)



                                                                                          Three Months Ended
                                                                                               June 30,
                                                                                      --------------------------
                                                                                          1997           1996
                                                                                      -----------    -----------
Primary Earnings Per Share:
---------------------------

   Weighted average shares outstanding............................................          6,715          6,725
   Dilutive effect of outstanding stock options...................................            219            106
                                                                                      -----------    -----------
   Primary weighted average shares of common stock and
      common stock equivalents outstanding........................................          6,934          6,831
                                                                                      ===========    ===========

   Net income.....................................................................    $     1,232    $      1,116

   Net income per share - primary.................................................    $       .18    $        .16


Fully Diluted Earnings Per Share:
---------------------------------

   Weighted average shares outstanding............................................          6,715          6,725
   Dilutive effect of outstanding stock options...................................            296            106
                                                                                      -----------    -----------
   Fully diluted weighted average shares of common stock and
      common stock equivalents outstanding........................................          7,011          6,831
                                                                                      ===========    ===========

   Net income.....................................................................    $     1,232    $      1,116

   Net income per share - fully diluted...........................................    $       .18    $        .16
